                                                                     EXHIBIT 4.7

                                 TERM NOTE
                                 ---------


                                                         Blue Bell, Pennsylvania

                                                           Dated:  April 4, 1996


$6,000,000.00


FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned ("Borrower") hereby promises to pay to the order of FIRST VALLEY BANK ("Bank"), the principal sum of Six Million Dollars ($6,000,000.00), together with interest thereon upon the following terms:

1.    Term Note.  This Note is the "New Term Note" as defined in that certain
      ----------
Second Amendment and Modification to Loan and Security Agreement dated of even date herewith, amending that certain Loan and Security Agreement dated August 30, 1995 between Borrower and Bank (such Loan and Security Agreement, as the same has been and may hereafter be amended, supplemented or restated from time to time, being the "Loan Agreement") and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

2.    Interest Rate.  Interest on the unpaid principal balance hereof will
      --------------
accrue from the date of advance until final payment thereof at a fixed, per annum rate equal to eight percent (8%).

3.    Default Interest.  Upon the occurrence and during the continuance of an
      -----------------
Event of Default, at the option of Bank after ten (10) days notice to Borrower, interest will accrue on the outstanding principal amount hereof at a per annum rate which is three percent (3%) in excess of the otherwise applicable non-default rate of interest set forth in Section 2 above (the "Default Rate").
                                      ---------

4.    Post Judgment Interest.  Any judgment obtained for sums due hereunder or
      -----------------------
under the Loan Documents will accrue interest at the Default Rate until paid.

5.    Computation.  Interest will be computed on the basis of a year of three
      ------------
hundred sixty (360) days and paid for the actual number of days elapsed.

6.    Principal and Interest Payments.
      ----------------------------------

(a)   Interest.  Borrower will pay interest in arrears on the principal balance
      ---------
      hereof monthly at the applicable rate set forth in Section 2 above, on the
                                                         ---------
      first day of each calendar month commencing on May 1, 1996.

(b)   Principal.  Borrower will pay the outstanding principal balance hereof as
      ----------
      follows:

(i) two (2) installments of Two Hundred Thousand Dollars ($200,000.00) each, on June 1, 1996 and September 1, 1996;

(ii) twelve (12) equal and consecutive quarterly installments of Two Hundred Eighty Thousand Dollars ($280,000.00) each, on the first day of each calendar quarter commencing on December 1, 1996 and continuing through and ending September 1, 1999;

(iii) three (3) equal and consecutive quarterly installments of Three Hundred Fifty Thousand Dollars ($350,000.00) each, on the first day of each calendar quarter commencing on December 1, 1999 and continuing through and ending June 1, 2000; and

(iv) one (1) final payment of the remaining principal balance hereof, plus all accrued and unpaid interest thereon and all other sums due and owing in connection therewith on September 1, 2000.

7.    Place of Payment.  Principal and interest hereunder shall be payable as
      -----------------
provided in the Loan Agreement, or at such other place as Bank, from time to time, may designate in writing.

8.    Default; Remedies.  Upon the occurrence of an Event of Default, Bank, at
      ------------------
its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder and under the other Loan Documents, together with interest accrued thereon at the applicable rate specified above to the date of the Event of Default and thereafter at the Default Rate. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

9.    Waivers.  Borrower and all endorsers, jointly and severally, waive
      --------
presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except for notices, if any, as are expressly required to be delivered by Bank to Borrower under the Loan Agreement.

10.    Miscellaneous.  If any provisions of this Note shall be held invalid or
       --------------
unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon

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

Borrower and upon Borrower's successors and assigns and shall benefit Bank and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

11.    Joint and Several Liability.  All agreements, conditions, covenants and
       ----------------------------
provisions of this Note shall be the joint and several obligation of each Borrower.

12.    CONFESSION OF JUDGMENT.  BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY
       -----------------------
ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR BORROWER AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE OR THE LOAN DOCUMENTS AT THE SUIT OF BANK, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ALL OTHER SUMS TO BE PAID BY BORROWER TO OR ON BEHALF OF BANK PURSUANT TO THE TERMS HEREOF OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY'S COLLECTION COMMISSION OF FIFTEEN PERCENT (15%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $5,000.00; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED AND THAT EXECUTION MAY IMMEDIATELY BE ISSUED ON THE JUDGMENT TO GARNISH, LEVY ON OR ATTACH ANY PERSONAL PROPERTY OF BORROWER.

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

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.


                                       NOBEL EDUCATION DYNAMICS, INC.

                                       By:__________________________________
                                         John R. Frock, Executive Vice President
(CORPORATE SEAL)



                                       BLUEGRASS REAL ESTATE COMPANY, INC.

                                       By:__________________________________
                                         John R. Frock, Executive Vice President
(CORPORATE SEAL)



                                       IMAGINE EDUCATIONAL PRODUCTS, INC.

                                       By:__________________________________
                                         John R. Frock, Executive Vice President
(CORPORATE SEAL)



                                       CHILDREN'S PARK, INCORPORATED

                                       By:__________________________________
                                         John R. Frock, Executive Vice President
(CORPORATE SEAL)



                 [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                [SIGNATURES CONTINUED FROM THE PRECEDING PAGE]

                                       MERRYHILL SCHOOLS, INC.

                                       By:________________________________
                                         John R. Frock, Executive Vice President
(CORPORATE SEAL)



                                       ROCKING HORSE MANAGEMENT CORPORATION

                                       By:________________________________
                                         John R. Frock, Executive Vice President
(CORPORATE SEAL)



                                       EDUCO, INC.

                                       By:________________________________
                                         John R. Frock, Executive Vice President
(CORPORATE SEAL)

                                       5